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                                                                  Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 27, 1999 (except with respect to matters discussed in Note 9, as to which the date is August 5, 1999) included in Precision Optics Corporation Inc.'s Form 10-KSB for the year ended June 30, 1999 and to all references to our firm included in this registration statement.



                                       /s/ Arthur Andersen LLP

Boston, Massachusetts
August 2, 2000